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                                                             Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the registration statement on Form S-8 under the Securities Exchange Act of 1933 of Brush Wellman Inc. for the year ended December 31, 1998 of our report dated June 1, 1999, with respect to the financial statements and schedules of the Brush Wellman Inc. Savings and Investment Plan included in this Annual Report (11-K) for the year ended December 31, 1998.

                                                       MILLS, POTOCZAK & COMPANY



Cleveland, Ohio
June 23, 2000


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